UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2010

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Completion of Registered Direct Offering

On December 23, 2010, Cleveland BioLabs, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with HFP Capital Markets, LLC (“HFP”) relating to the sale by the Company to a single institutional accredited investor of 1,400,000 shares of the Company’s common stock, par value $0.005 par value, in a “registered direct” offering (the “Offering”). The Offering closed on December 29, 2010.

The shares were sold at a purchase price of $5.99 per share.  The sale of the shares were made pursuant to a Subscription Agreement, dated December 23, 2010 (the “Subscription Agreement”), with the investor. HFP and Rodman & Renshaw, LLC (“Rodman”) acted as co-placement agents in connection with the Offering.

The net proceeds to the Company from the sale of the shares, after deducting for the placement agents’ fees and offering expenses, will be approximately $7.73 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including, but not limited to, the funding of the continued development of the Company’s existing drug portfolio and general working capital. Pending application of such proceeds, the Company expects to invest the proceeds in short-term, interest-bearing, investment-grade marketable securities or money market obligations.

The Placement Agent Agreement and a form of the Subscription Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, relating to the validity of the shares offered in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The shares were offered and sold pursuant to a prospectus supplement dated December 23, 2010 and an accompanying prospectus dated June 17, 2010, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-167258), which was declared effective on June 17, 2010.

Effect of Offering on Series C Warrants

As a result of the completion of the Offering, the aggregate number of shares of common stock issuable to the holders of the Company’s Series C warrants will increase from 462,654 shares to 464,852 shares and the exercise price of the Series C warrants will decrease from $6.35 per share to $6.32 per share.

Amendments Relating to the February 2010 Private Placement

In connection with the Offering, on December 23, 2010, the investors (the “February 2010 Investors”) party to the Securities Purchase Agreement, dated February 25, 2010 (the “Securities Purchase Agreement”), who purchased at least 75% of the aggregate original subscription amount, entered into an amendment to the Securities Purchase Agreement (the “SPA Amendment”) with the Company. Pursuant to the SPA Amendment, which became effective upon the completion of the Offering, the February 2010 Investors were granted the right to participate in certain of the Company’s future financing transactions (“Subsequent Financings”) on or prior to the earlier of (i) the first trading day immediately following the date on which the Company completes Subsequent Financings resulting in aggregate gross proceeds in excess of $15 million, or (ii) December 31, 2011.

The February 2010 Investors will have the right to participate in an amount of the Subsequent Financing equal to 100% of the Subsequent Financing amount, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company is required to provide certain notices to the February 2010 Investors in respect of any contemplated Subsequent Financing. In order for the February 2010 Investors to participate in such financing transactions, such investors must respond to the Company’s notices in accordance with the provisions of the Securities Purchase Agreement, as amended by the SPA Amendment.

Also in connection with the Offering, on December 17, 2010, the Company entered into a new engagement letter with Rodman. Pursuant to the new engagement letter, if during the 12 month period following the completion of the Offering, the Company or any of its subsidiaries decides to finance or refinance any indebtedness using a manager or agent, Rodman (or an affiliate) will have the right to participate with respect to such financing or refinancing as a co-manager, co-placement agent or co-agent. Furthermore, during the same period, if the Company or any of its subsidiaries decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, Rodman (or an affiliate) will have the right to participate in such financing as a co-underwriter or co-placement agent.

On and after the closing date of the Offering and until December 31, 2011, Rodman will also be entitled to certain fees in respect of any public or private offering or other financing or capital-raising transaction to the extent that such financing or capital is provided to the Company by investors introduced by Rodman in connection with the transactions pursuant to the Securities Purchase Agreement.

A form of the SPA Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K, and such document is incorporated herein by reference.

Item 8.01	Other Events.

On December 23, 2010, the Company issued a press release announcing the Offering.  A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at or accessible from the Company’s internet address into this Current Report on Form 8-K. The information available at or accessible from the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed the Company with the SEC.

The disclosure in Item 1.01 under the heading “Effect of Offering on Series C Warrants” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are furnished with this Report:

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Placement Agent Agreement, dated December 23, 2010, between Cleveland BioLabs, Inc. and HFP Capital Markets, LLC.

10.2	Form of Subscription Agreement, dated December 23, 2010, between the Company and the investor signatory thereto.

10.3	Form of Amendment to Securities Purchase Agreement, dated December 23, 2010, among the Company and the amending purchasers identified on the signature pages thereto.

99.1	Press Release dated December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEVELAND BIOLABS, INC.

By:	/s/ John A. Marhofer, Jr.
Name:	John A. Marhofer, Jr.
Title:	Chief Financial Officer

Date: December 29, 2010